Exhibit 99.1

NOT FOR RELEASE

For more information, please contact:

Deborah Stapleton Versata Investor Relations Counsel 650.470.0200 deb@stapleton.com

Sale of Versata, Inc. Finalized

OAKLAND, California / AUSTIN, Texas, January 23, 2006 - Versata, Inc. (OTC: VATA.PK) today announced the private placement of 7,637,349 shares of its common stock to Trilogy, Inc. pursuant to the exercise by Trilogy of an option granted under the terms of the Agreement and Plan of Merger, dated as of December 7, 2005, among Versata, Trilogy and Trilogy’s wholly-owned subsidiary, V Acquisition, Inc, as amended. The purchase price for the shares of common stock was $0.40 per share for a total consideration of $3,054,939. Following the sale, Trilogy is the owner of 90.4% of Versata’s issued and outstanding shares.

Under Delaware law, the private placement will enable Trilogy and Versata to consummate the earlier announced merger without the need for a meeting of Versata’s stockholders.

David Chamberlain, President and CEO of Versata, said, “The board of Versata believes the purchase of the shares by Trilogy is in the best interest of Versata’s stockholders. This sale permits the acquisition of Versata to be completed without the additional time and expense associated with holding a meeting of stockholders.” Chamberlain further said, “As the holder of 81.5% of Versata’s stock following the recently completed public tender offer, Trilogy is able to complete the acquisition of Versata, and with the issuance of the additional shares, is able to do so in the most time and cost efficient manner and without compromising the rights of other stockholders.”

The merger is expected to be finalized on January 24, 2006, resulting in Trilogy’s enterprise software business unit being combined with the business of Versata. The combined business will be headquartered in Austin, Texas and operated under the Versata name as a wholly-owned subsidiary of Trilogy. Randy Jacops, currently Vice President and General Manager of Trilogy Technology Group, will lead the new Versata following the merger. David Chamberlain and Chris Smith, Vice President of Operations for Trilogy Technology Group, will complete the leadership for integrating the two companies.

About Versata

Versata provides solutions for automating and simplifying the building, maintenance and ongoing evolution of large, complex, data-intensive enterprise applications. Versata Global 2000 customers include Bank of America, British Telecom, Cendant, CGI-AMS, JPMorgan Chase & Co., Meridian Health Care Management, Merrill Lynch and Union Bank of California. For more information, please visit http://www.versata.com.

About Trilogy

Founded in 1989, Trilogy has enjoyed 15 years of working with Global 1000 companies. Trilogy provides technology powered business services that result in transformational economic value for its customers. Trilogy ties its own revenue directly to the economic value it delivers. Trilogy business services are focused on the Automotive, Insurance and Consumer Electronics industries. Trilogy customers include Ford Motor Company, Nissan, Goodyear, Penn Mutual, and Massachusetts Mutual Life Insurance Company.

Forward-looking Statements: Any statements made regarding the proposed transaction between Trilogy, Inc. and Versata, Inc., the future performance of Versata as a wholly owned subsidiary of Trilogy and any other statements contained in this news release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These statements may be identified by their use of forward-looking terminology such as the words “expects,” “projects,” “anticipates,” “intends” and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions and the satisfaction of the conditions to closing of the proposed transaction and the tender offers and consent solicitations. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, read the discussion of risks and uncertainties in the Versata, Inc. 2004 10-K and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.